SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                           --------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                           --------------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2) _______
                           --------------------------

                     UNITED STATES TRUST COMPANY OF NEW YORK
               (Exact name of trustee as specified in its charter)

                       New York                            13-3818954
            (Jurisdiction of incorporation             (I. R. S. Employer
             if not a U. S. national bank)             Identification No.)

                 114 West 47th Street                      10036-1532
                  New York,  New York                      (Zip Code)
                 (Address of principal
                  executive offices)

                           --------------------------
                         Morris Material Handling, Inc.
               (Exact name of obligor as specified in its charter)

                       Delaware                             39-1924039
            (State or other jurisdiction of             (I. R. S. Employer
            incorporation or organization)              Identification No.)

               4915 South Howell Avenue                        53207
                       2nd Floor                            (Zip code)
                     Milwaukee, WI
       (Address of principal executive offices)

                           --------------------------

                                 OTHER OBLIGORS

                                                          State or other             I.R.S. Employer
                                                          jurisdiction of            Identification
         Name                                             incorporation                  Number
         ----                                             -------------                  ------
3016117 Nova Scotia ULC                                   Nova Scotia                Not Applicable
Birmingham Crane & Hoist, Inc.                            Alabama                    63-0932648
Butters Engineering Services Limited                      Scotland                   Not Applicable
CMH Material Handling, LLC                                South Carolina             39-1836554
EPH Material Handling, LLC                                Pennsylvania               39-1836620
Harnischfeger Distribution & Service, LLC                 Wisconsin                  39-1836557
Hercules S.A. de C.V.                                     Mexico                     Not Applicable
HPH Material Handling, LLC                                Wisconsin                  39-1836624
Hydramach ULC                                             Nova Scotia                Not Applicable
Invercoe Engineering Limited                              Scotland                   Not Applicable
Kaverit Steel and Crane ULC                               Nova Scotia                Not Applicable
Lowfile Limited                                           United Kingdom             Not Applicable
Material Handling Equipment Nevada
         Corporation                                      Nevada                     88-0376697
Merwin, LLC                                               Delaware
MHE Canada ULC                                            Nova Scotia                Not Applicable
MHE Technologies, Inc.                                    Delaware                   52-2058706
MMH (Holdings) Limited                                    United Kingdom             Not Applicable
MMH International Limited                                 United Kingdom             Not Applicable
Mondel ULC                                                Nova Scotia                Not Applicable
Morris Material Handling Limited                          United Kingdom             Not Applicable
Morris Material Handling, LLC                             Delaware                   39-1909984
Morris Mechanical Handling Limited                        United Kingdom             Not Applicable
Morris Mechanical Handling, Inc.                          Delaware                   94-3203134
MPH Crane, Inc.                                           Ohio                       31-1075991
NPH Material Handling, Inc.                               Michigan                   39-1836621
PHME Service, Inc.                                        Delaware                   39-1836623
PHMH Holding Company                                      Delaware                   52-2013056
RedCrown, ULC                                             United Kingdom             Not Applicable
SPH Crane & Hoist, Inc.                                   Delaware                   75-2752978

                           --------------------------
                          9 1/2% Senior Notes Due 2008
                       (Title of the indenture securities)

================================================================================

                                     GENERAL


1. General Information

      Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

             Federal Reserve Bank of New York (2nd District), New York, New York
                  (Board of Governors of the Federal Reserve System)
             Federal Deposit Insurance Corporation, Washington, D.C.
             New York State Banking Department, Albany, New York

      (b)   Whether it is authorized to exercise corporate trust powers.

            The trustee is authorized to exercise corporate trust powers.

2. Affiliations with the Obligor

      If the obligor is an affiliate of the trustee, describe each such affiliation.

            None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

      The obligor currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16. List of Exhibits

       T-1.1  --  Organization Certificate, as amended, issued by the State of
                  New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

      T-1.2  --   Included in Exhibit T-1.1.

      T-1.3  --   Included in Exhibit T-1.1.

16. List of Exhibits
    (cont'd)

      T-1.4  --   The By-Laws of United States Trust Company of New York, as
                  amended, is incorporated by reference to Exhibit T-1.4 to Form
                  T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust
                  Indenture Reform Act of 1990 (Registration No. 33-97056).

      T-1.6  --   The consent of the trustee required by Section 321(b) of the
                  Trust Indenture Act of 1939, as amended by the Trust Indenture
                  Reform Act of 1990.

      T-1.7  --   A copy of the latest report of condition of the trustee
                  pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of May 4, 1998, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                               ------------------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 5th day of May 1998.

UNITED STATES TRUST COMPANY
    OF NEW YORK, Trustee

By:      /s/ James E. Logan
         --------------------
         James E. Logan
         Vice President

JEL/kk

                                                                   Exhibit T-1.6

        The consent of the trustee required by Section 321(b) of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036


September 1, 1995


Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


Very truly yours,


UNITED STATES TRUST COMPANY
       OF NEW YORK

    /s/ Gerard F. Ganey
    -------------------------
By: Gerard F. Ganey
    Senior Vice President

                                                                   EXHIBIT T-1.7

                     UNITED STATES TRUST COMPANY OF NEW YORK
                       CONSOLIDATED STATEMENT OF CONDITION
                                DECEMBER 31, 1997
                                ($ IN THOUSANDS)

ASSETS
Cash and Due from Banks                                               $   80,246

Short-Term Investments                                                   386,006

Securities, Available for Sale                                           661,596

Loans                                                                  1,774,551
Less:  Allowance for Credit Losses                                        16,202
                                                                      ----------
      Net Loans                                                        1,758,349
Premises and Equipment                                                    61,477
Other Assets                                                             124,499
                                                                      ----------
      Total Assets                                                    $3,072,173
                                                                      ==========
LIABILITIES
Deposits:
      Non-Interest Bearing                                            $  686,507
      Interest Bearing                                                 1,773,254
                                                                      ----------
         Total Deposits                                                2,459,761

Short-Term Credit Facilities                                             295,342
Accounts Payable and Accrued Liabilities                                 149,775
                                                                      ----------
      Total Liabilities                                               $2,904,878
                                                                      ==========
STOCKHOLDER'S EQUITY
Common Stock                                                              14,995
Capital Surplus                                                           49,541
Retained Earnings                                                        100,235
Unrealized Gains on Securities
     Available for Sale (Net of Taxes)                                     2,524
                                                                      ----------

Total Stockholder's Equity                                               167,295
                                                                      ----------
    Total Liabilities and
     Stockholder's Equity                                             $3,072,173
                                                                      ==========

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

February 9, 1998